SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

                                   DATED AS OF

                                December 18, 1996

                                     BETWEEN

                            SOLUCORP INDUSTRIES LTD.

                                       AND

                            CIBC MELLON TRUST COMPANY

                                 AS RIGHTS AGENT


                                  CLARK, WILSON
                                    Vancouver


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                  SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1
INTERPRETATION..............................................................   2

    1.1       Certain Definitions...........................................   2
    1.2       Continuation to Another Jurisdiction..........................  14
    1.3       Currency......................................................  14
    1.4       Description Headings..........................................  14
    1.5       References to Agreement.......................................  14
    1.6       Number and Gender.............................................  14
    1.7       Acting in Good Faith..........................................  14
    1.8       Holder........................................................  15
    1.9       Grandfather Provision.........................................  15
    1.10      Calculation of Number and Percentage of
                Beneficial Ownership Of Outstanding Voting Shares...........  16

ARTICLE 2
THE RIGHTS..................................................................  16

    2.1       Legend on Certificates........................................  16
    2.2       Execution, Authentication, Delivery and Dating of Rights
                Certificates................................................  17
    2.3       Registration, Registration of Transfer and Exchange...........  18
    2.4       Mutilated, Destroyed, Lost and Stolen Rights Certificates.....  18
    2.5       Persons Deemed Owners of Rights...............................  19
    2.6       Delivery and Cancellation of Certificates.....................  19
    2.7       Agreement of Rights Holders...................................  20
    2.8       Rights Certificate Holder Not Deemed a Shareholder............  20

ARTICLE 3
EXERCISE OF THE RIGHTS......................................................  21

    3.1       Initial Exercise Price; Exercise of Rights; Detachment of
                Rights......................................................  21
    3.2       Adjustments to Exercise Prices; Number of Rights..............  24
    3.3       Date on Which Exercise is Effective...........................  29


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                                                                            Page
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ARTICLE 4
ADJUSTMENTS TO THE RIGHTS
IN THE EVENT OF CERTAIN TRANSACTIONS........................................  30

    4.1       Flip-in Event.................................................  30
    4.2       Exchange Option...............................................  31

ARTICLE 5
THE RIGHTS AGENT............................................................  32

    5.1       General.......................................................  32
    5.2       Merger or Amalgamation or Change of Name of Rights Agent......  33
    5.3       Duties of Rights Agent........................................  33
    5.4       Change of Rights Agent........................................  35

ARTICLE 6
MISCELLANEOUS...............................................................  36

    6.1       Redemption and Waiver.........................................  36
    6.2       Expiration....................................................  37
    6.3       Shareholder Review............................................  37
    6.4       Issuance of New Rights Certificate............................  37
    6.5       Fractional Rights and Fractional Shares.......................  38
    6.6       Supplements and Amendments....................................  38
    6.7       Rights of Action..............................................  38
    6.8       Notice of Proposed Actions....................................  39
    6.9       Notices.......................................................  39
    6.10      Costs of Enforcement..........................................  40
    6.11      Successors....................................................  40
    6.12      Benefits of this Agreement....................................  40
    6.13      Governing Law.................................................  40
    6.14      Counterparts..................................................  40
    6.15      Severability..................................................  40
    6.16      Effective Date................................................  41
    6.17      Determination and Actions by the Board of Directors...........  41
    6.18      Successor Corporations........................................  41
    6.19      Time of the Essence...........................................  42


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

                  SHAREHOLDER PROTECTION RIGHTS PLAN AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the 18th day of December, 1996.

BETWEEN:

     SOLUCORP INDUSTRIES LTD., a corporation existing under the laws of the Province of British Columbia

     (hereinafter called the "Corporation")

                                OF THE FIRST PART

AND:

     CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada, as rights agent

     (hereinafter called the "Rights Agent")

                               OF THE SECOND PART

     WHEREAS the Board of Directors of the Corporation has determined that it is advisable for the Corporation to adopt a shareholder protection rights plan (the "Rights Plan") to protect the Corporation and its shareholders from unfair, abusive or coercive acquisition tactics;

     AND WHEREAS in order to implement the Rights Plan the Board of Directors of the Corporation has:

     1. authorized the issuance, effective 5:00 p.m. (Vancouver time) on December 18, 1996 of one right (a "Right") in respect of each Common Share of the Corporation in each case outstanding at 5:00 p.m.(Vancouver time) on December 17, 1996 (the "Record Time"); and

     2. authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined);

     AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation (or, in certain cases, of certain other entities) pursuant to the terms and subject to the conditions set forth herein;


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                                      - 2 -

     AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and holders of Rights, and the Rights Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

     NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 CERTAIN DEFINITIONS

     For the purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean, subject to Section 1.6, any Person who is the Beneficial owner of 20% or more of the outstanding Voting Shares of the Corporation; provided, however, that the term "Acquiring Person" shall not include:

          (i) the Corporation or any Subsidiary of the Corporation or any employee benefit plan, deferred profit sharing plan, stock participation plan or trust for the benefit of employees, in each case of the Corporation or any Subsidiary of the Corporation, or any Person organized, appointed or established by the Corporation or any Subsidiary of the Corporation for or pursuant to the terms of any such plan or trust;

          (ii) any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of:

               (1) an acquisition or redemption by the Corporation or a Subsidiary of the Corporation of Voting Shares of the Corporation that, by reducing the number of Voting Shares of the Corporation outstanding, increases the percentage of outstanding Voting Shares of the Corporation Beneficially Owned by such Person to 20% or more;

               (2) share acquisitions made pursuant to a Permitted Bid ("Permitted Bid Acquisitions"); or

               (3) share acquisitions in respect of which the Board of Directors has waived the application of Section pursuant to the provisions of subsection or 6.1(b) or 6.1 (c) or


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                                      - 3 -

                    that were made on or prior to the date of this Agreement ("Exempt Acquisitions");

               provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding by reason of share acquisitions or redemptions by the Corporation (or a Subsidiary of the Corporation) or Permitted Bid Acquisitions or Exempt Acquisitions and, after such share acquisitions or redemptions by the Corporation (or a Subsidiary of the Corporation) or Permitted Bid Acquisitions or Exempt Acquisitions, such Person, while such Person is the Beneficial Owner of 20% or more of the Voting Shares of the Corporation then outstanding, becomes the Beneficial Owner of any additional outstanding Voting Shares of the Corporation other than pursuant to Permitted Bid Acquisitions or through Exempt Acquisitions or as a result of a Pro Rata Acquisition, then as of the date such Person becomes the Beneficial Owner of such additional outstanding Voting Shares, such Person shall be an "Acquiring Person"; and

         (iii) for the period of 10 days after the Disqualification Date (as hereinafter defined), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation as a result of such Person becoming disqualified from relying on clause hereof where such disqualification results solely because such Person has made or proposes to make a Take-over Bid in respect of securities of the Corporation alone or by acting jointly or in concert with any other Person (the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 111 of the Securities Act (British Columbia) or Section 13(d) of the 1934 Exchange Act) by such Person or the Corporation of the intent of such Person to commence such a Take-over Bid being herein referred to as the "Disqualification Date");

     (b) "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another Person;

     (c) "Associate" shall have the meaning ascribed to such term in the Company Act (British Columbia) as at the date of this Agreement; provided, however, that a Person shall not be an Associate of a trust by reason only of the fact that such Person serves as trustee or in a similar capacity in relation to such trust if such Person is duly licensed to carry on the business of a trust company under the laws of Canada or a province


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                                      - 4 -

          thereof or if a substantial portion of the ordinary business of such Person is the management of investment funds for unaffiliated investors and such Person acts as trustee or in a similar capacity in relation to such trust in the ordinary course of such business;

     (d) subject to Section 1.6, a Person shall be deemed the "Beneficial Owner" of, and to have "Beneficial Ownership" of, and to "Beneficially Own":

          (i) any securities as to which such Person, or any of such Person's Affiliates or Associates, is the direct or indirect beneficial owner (including through being a beneficiary of a trust that owns such securities whether or not such Person's interest in the trust is present or future, vested or contingent) or would be deemed to be the beneficial owner pursuant to the provisions of the Securities Act (British Columbia) or pursuant to Rule 13-3 and 13d-5 under the 1934 Exchange Act (or pursuant to any comparable or successor laws or regulations) for the purposes of the insider trading or take-over bid provisions thereof or, if such provisions shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to the provisions of the Securities Act (British Columbia) or pursuant to Rule 13-3 and 13d-5 under the 1934 Exchange Act, as in effect on the date of this Agreement, whether or not such beneficial owner or deemed beneficial owner is the holder of record of such securities;

          (ii) any securities as to which such Person or any of such Person's Affiliates or Associates has, directly or indirectly:

               (1) the right to acquire (whether such right is exercisable immediately or after the lapse or passage of time or upon the occurrence of a contingency or otherwise) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities and other than pledges of securities in the ordinary course of business) or upon the exercise of any conversion right, exchange right, share purchase right (other than a Right), warrant or option, or otherwise; or

               (2) the right to vote (whether such right is exercisable immediately or after the lapse or passage of time or upon the occurrence of a contingency or otherwise) pursuant to any agreement, arrangement or understanding, or otherwise; and


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         (iii) any securities that are Beneficially Owned, directly or indirectly, within the meaning of the foregoing provisions of this subsection 1.1(d) by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with respect to or for the purpose of acquiring, holding, voting or disposing of any Voting Shares of the Corporation (other than customary agreements with and between underwriters and banking group or selling group members with respect to a bona fide public offering of securities) or acquiring, holding or disposition of property or assets of the Corporation or any Subsidiary of the Corporation that represent a significant portion of the properties and assets of the Corporation on a consolidated basis;

          provided, however, that a Person shall not be deemed the Beneficial Owner of, or to have Beneficial Ownership of, or to Beneficially Own, any security:

         (iv) solely because such security has been deposited or tendered pursuant to any Take-over Bid made by such Person or made by any of such Person's Affiliates or Associates until such deposited security has been taken up or paid for, whichever shall occur first;

         (v) solely because such Person or any of such Person's Affiliates or Associates has or shares the right to vote or direct the voting of such security pursuant to a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Company Act (British Columbia), the Securities Act (British Columbia) or the 1934 Exchange Act, except if such power or the arrangements relating thereto) is then reportable under Item 6 of
               Schedule 13D under the 1934 Exchange Act (or any similar provision of a comparable or successor report);

         (vi) solely because such Person or any of such Person's Affiliates or Associates has or shares the power to vote or direct the voting of such security in connection with or in order to participate in a public proxy solicitation, made or to be made pursuant to and in accordance with the applicable rules and regulations referred to in clause above; or

         (vii) solely because such Person holds or exercises voting or disposition power over such security; provided that:

               (1) a substantial portion of the ordinary business of such Person (the "Investment Manager") is the management of


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                                      - 6 -

                    investment funds for others and such voting or disposition power over such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the fully managed account of any other Person who is not an Associate or Affiliate of the Investment Manager; or

               (2) such Person (the "Trust Company") is licensed to carry on the business of a trust company under the laws of Canada or any province thereof and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons and holds such voting or disposition power over such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person, where such estate or any beneficiary thereof is not an Associate or Affiliate of the Trust Company;

               provided, in either such case that:

               (3) the Voting Shares of the Corporation Beneficially Owned by the Investment Manager or the Trust Company, as the case may be, other than those in respect of which the exemption in this clause 1.1(d)(vii) applies, do not exceed 5% of the outstanding Voting Shares of the Corporation; and

               (4) the Investment Manager or the Trust Company, as the case may be, has not made and does not propose to make a Take-over Bid alone or by acting jointly or in concert with any other Person;

     (e) "Board of Directors" shall mean the board of directors of the Corporation or, if duly constituted and whenever duly empowered, the executive committee of the board of directors of the Corporation;

     (f) "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Vancouver are authorized or obligated by law to close;

     (g) "Close of Business" on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the offices of the transfer agent for the Common Shares (or, after the Separation Time, the offices of the Rights Agent) are closed to the public in the city in which such transfer agent or Rights Agent has an office for the purposes of this Agreement;


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                                      - 7 -

     (h) "Common Shares" shall mean the Common Shares of the Corporation, and, when used with reference to any Person other than the Corporation, shall mean the class or classes of shares (or similar equity interest) with the greatest per share (or similar interest) voting power entitled to vote generally in the election of all directors of such other Person or the equity securities or other equity interest having power (whether or not exercised) to control or direct the management of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person;

     (i) "Company Act (British Columbia)" shall mean the Company Act (British Columbia) R.S.B.C. 1996, c. 62, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

     (j) "Disqualification Date" shall have the meaning assigned thereto in subclause 1.1(a)(iii);

     (k) "Dividends Paid in the Ordinary Course" shall mean cash dividends paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

          (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year;

          (ii) 300% of the arithmetic average of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years; and

          (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year;

     (l) "Exempt Acquisition" shall have the meaning ascribed thereto in subclause 1.1(a)(ii)(3);

     (m) "Exercise Price" shall mean, as of any date, the price at which a holder of a Right may purchase the securities issuable upon exercise of such Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price for each Right shall be $100;

     (n)  "Expiration Time" shall mean the earlier of:

          (i)  the Termination Time; or

          (ii) the Close of Business on the 10th anniversary of the date hereof;


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                                      - 8 -

     (o) "Flip-in Event" shall mean a transaction in or pursuant to which any Person shall become an Acquiring Person;

     (p) "Independent Shareholders" shall mean holders of Voting Shares of the Corporation other than:

          (i)   any Acquiring Person;

          (ii)  any Offeror;

          (iii) any Associate or Affiliate of any Offeror or Acquiring Person;

          (iv) any Person acting jointly or in concert with an Offeror, Acquiring Person or with any Associate or Affiliate of any Offeror or Acquiring Person; and

          (v) any Person holding Voting Shares which are Beneficially Owned by way of the Persons referred to in this clause 1.1(p);

     (q) "Market Price" per share of any securities on any date of determination shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 3.2 shall have caused the closing price in respect of any Trading Day used to determine the Market Price not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 3.2 in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

          (i) the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices, for each share of such securities as reported by the principal stock exchange in Canada on which such securities are listed and posted for trading;

          (ii) if the securities are not listed and posted for trading on any stock exchange in Canada, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities


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                                      - 9 -

                as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange in the United States on which such securities are listed or admitted to trading;

          (iii) if for any reason none of such prices is available on such day or the securities are not listed and posted for trading on a stock exchange in Canada or a national securities exchange in the United States, the last quoted price, or if not so quoted, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market, as reported by the Canadian Over-The-Counter Automated Trading System or such other comparable system then in use; or

         (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected in good faith by the Board of Directors;

          provided, however, that if on any such date the securities are not traded on any exchange or in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally or internationally recognized investment dealer or investment banker with respect to the fair value per share of such securities. The Market Price shall be expressed in Canadian dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in the United States, such amount shall be translated to Canadian dollars at the then current exchange rate for the conversion of United States dollars, into Canadian dollars;

     (r) "1933 Securities Act" shall mean the Securities Act of 1933 of the United States, as amended and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto;

     (s) "1934 Exchange Act" shall mean the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder, and any comparable or successor laws or regulations thereto;

     (t)  "Offer to Acquire" shall include:

         (i) an offer to purchase, or a solicitation of an offer to sell Votin Shares; and


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                                     - 10 -

         (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited,

          or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

     (u) "Offeror" shall mean a Person who has announced an intention to make or who has made a Take-over Bid;

     (v) "Offeror's Securities" shall mean Voting Shares Beneficially Owned on the date of an Offer to Acquire by any Person who makes a Take-over Bid or by any Person acting jointly or in concert with such Person;

     (w) "Permitted Bid" means a Take-over Bid made in compliance with, and not on a basis that is exempt from, the provisions of Part 13 of the Securities Act (British Columbia) and the regulations thereunder, and if applicable, Section 10, 13(d) and 14 of the 1934 Exchange Act and the regulations thereunder (or such comparable or successor laws or regulations or, if such provisions shall be repealed and there shall be no comparable or successor laws or regulations, Part 13 of the Securities Act (British Columbia) and the regulations thereunder as they read on the date of this Agreement) and in compliance with all other applicable laws (including the securities laws of all other relevant jurisdictions) and that also complies with the following additional provisions:

         (i) the Take-over Bid is made for all outstanding Voting Shares of a particular class and to all holders of record of Voting Shares wherever resident or registered on the books of the Corporation for all Voting Shares on identical terms;

         (ii) the Take-over Bid is made on terms and conditions that comply with all laws, regulations, rules, policy statements, cabinet directions or conditions of licence or franchise relating to a change of ownership or effective control of the Corporation or any Subsidiary of the Corporation or any undertaking carried on by the Corporation or any Subsidiary of the Corporation, and all other applicable laws, and that do not and will not, upon the consummation of the bid, result in the Corporation or any Subsidiary of the Corporation being in default under, or in contravention of, any such laws, regulations, rules, policy statements, cabinet directions, conditions of licence or franchise or any other applicable laws;

         (iii)  the Person making the Take-over Bid:


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                                     - 11 -

                (1) together with its Affiliates and Associates and any Person acting jointly or in concert with such Person or with its Affiliates and Associates does not, either at the start of such Take-over Bid or while it is outstanding, Beneficially Own more than 5% of the Voting Shares of the Corporation; or

                (2) is a Person described in subsection 1.9(b),

                and in either case undertakes that none of such Person, any Affiliate or Associate of such Person or any Person acting jointly or in concert with such Person or with its Affiliates or Associates will acquire any Voting Shares of the Corporation while such Take-over Bid is outstanding;

         (iv) the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified provision that no Voting Shares of the particular class that is subject to the Take-over Bid will be taken up or paid for pursuant to the Take-over Bid prior to the Close of Business on the date which is not less than 60 days following the date of the Take-over Bid and only if at such date more than 50% of the Voting Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

         (v) the Take-over Bid contains an irrevocable and unqualified provision that Voting Shares may be deposited pursuant to such Take-over Bid at any time during the period of time described in clause 1.1(w)(iv) and that any Voting Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for;

         (vi) the Take-over Bid contains an irrevocable and unqualified provision that in the event that the condition set forth in clause is satisfied the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Voting Shares for not less than ten Business Days from the date of such public announcement; and

         (vii) the Offeror shall provide the Rights Agent, within two Business Days of the announcement of the Take-over Bid, with a list of all securities of the Corporation Beneficially Owned by each of the Offeror and such Offeror's Associates and Affiliates and any Person acting jointly or in concert with the Offeror or any of the Offeror's Associates and Affiliates, together with the particulars of the registration of all such securities, and an undertaking to update


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                                     - 12 -

                such list on a daily basis to reflect any changes occurring or to occur in such Beneficial Ownership prior to the termination or expiration of the Take-over Bid, and the Offeror shall perform its obligation under such undertaking;

          provided always that a Permitted Bid shall cease to be a Permitted Bid at the time when such bid ceases to meet any of the provisions of subsection 1.1(w), and any acquisitions of Voting Shares of any class theretofore made, shall cease to be a Permitted Bid Acquisition;

     (x) "Permitted Bid Acquisitions" shall have the meaning ascribed thereto in subclause 1.1(a)(ii)(2);

     (y) "Person" shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, group, body corporate, corporation, unincorporated organization, syndicate or other entity;

     (z) "Pro Rata Acquisition" shall mean the acquisition of Voting Shares of the Corporation as a result of a stock dividend, a stock split or other event pursuant to which a Person receives or acquires Voting Shares of the Corporation on the same pro rata basis as all other holders of Voting Shares of the Corporation, or pursuant to any regular dividend reinvestment plan or other plan made available by the Corporation to all holders of the same class of Voting Shares, which plan permits the holder to direct that dividends paid in respect of such Voting Shares of the Corporation be applied to the purchase from the Corporation of further securities of the Corporation;

     (aa) "Record Time" shall have the meaning ascribed thereto in the recitals to this Agreement;

     (ab) "Right" shall mean the herein described right to purchase securities pursuant to the terms and subject to the conditions set forth herein;

     (ac) "Rights Certificates" shall mean the certificates representing the Rights after the Separation Time, which shall be in the form attached hereto as Exhibit A;

     (ad) "Securities Act (British Columbia)" shall mean the Securities Act, R.S.B.C 1996, c. 418, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

     (ae) "Separation Time" shall mean, subject to subsection 6.1(c), the Close of Business on the eighth Trading Day after the earlier of:

          (i)  the Stock Acquisition Date; and

          (ii) the date of the commencement of, or first public announcement (provided such announcement is made after the Record Time) of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence, a Take-over Bid (other than a Permitted Bid), or such later time as may be determined by the Board of Directors;

          provided that, if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further that, if any Take-over Bid referred to in clause 1.1(ae)(ii) of this subsection expires, or is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this subsection 1.1(ae), never to have been made;

     (af) "Shares" shall mean shares in the capital of the Corporation;

     (ag) "Stock Acquisition Date" shall mean the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, the filing of a report pursuant to Section 111 of the Securities Act (British Columbia) or Section 13(d) under the 1934 Exchange Act) by the Corporation or an Acquiring Person of facts indicating that a Person has become an Acquiring Person;

     (ah) "Subsidiary" of a Person shall mean any corporation or organization of which a majority of the voting power of the equity securities or a majority of the equity interest is Beneficially Owned, directly or indirectly, by such Person;

     (ai) "Take-over Bid" shall mean an Offer to Acquire Voting Shares of the Corporation or securities convertible into Voting Shares, where the Voting Shares subject to the Offer to Acquire, together with the Voting Shares into which the securities subject to the Offer to Acquire are convertible, and the Offeror's securities constitute in the aggregate 20% or more of the Voting Shares of the Corporation then outstanding;

     (aj) "Termination Time" shall mean the time at which the right to exercise Rights shall terminate pursuant to subsection 4.2(b) or subsection 6.1(e);

     (ak) "Trading Day", when used with respect to any securities, shall mean a day on which the principal Canadian securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian securities exchange, a Business Day; and

     (al) "Voting Share", when used with reference to the Corporation, shall mean any share in the capital of the Corporation to which is attached a right to vote for the election of all directors, generally, and when used with reference to any Person other than the Corporation, shall mean a Common Share of such Person and any other share of capital stock or voting interests of such Person entitled to vote generally in the election of all directors.

1.2  CONTINUATION TO ANOTHER JURISDICTION

     If the Corporation is continued under the laws of another jurisdiction, all references herein to provisions of the Company Act (British Columbia) shall be deemed to refer to comparable provisions of the corporate laws of that other jurisdiction to which the Corporation shall then be subject, and the regulations thereunder, and any successor laws or regulations thereto; provided that if there are no comparable provisions under the corporate laws of the other jurisdiction, or the regulations thereunder, or under the successor laws or regulations thereto, such references shall continue to be to the relevant provisions of the Company Act (British Columbia).

1.3  CURRENCY

     All sums of money that are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.4  DESCRIPTION HEADINGS

     Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

1.5  REFERENCES TO AGREEMENT

     References to "this Agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement and not to any particular Article, section, subsection, clause, subclause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto.

1.6  NUMBER AND GENDER

     Wherever the context so requires, terms used herein importing the singular number only shall include the plural and vice versa and words importing any one gender shall include all others.

1.7  ACTING IN GOOD FAITH

     For the purposes of this Agreement, when any determination or decision is made by the Board of Directors pursuant to this Agreement, the Board of Directors shall exercise its power and discharge its duties honestly and in good faith with a view to the best interests of the Corporation and each director shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

1.8  HOLDER

     As used in this Agreement, unless the context otherwise requires, the term "holder" when used with reference to Rights, means the registered holder of such Rights or, prior to the Separation Time, the Shares with which such Rights are associated.

1.9  GRANDFATHER PROVISION

     (a) For the purposes of determining whether a Person is an Acquiring Person and interpreting the definition of Acquiring Person, a Person shall not be and shall not be deemed to be an Acquiring Person if such Person (a "Grandfathered Person"):

          (i) is the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation determined as at the Record Time; or

          (ii) becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation after the Record Time and such Person's Beneficial ownership of Voting Shares of the Corporation does not exceed the number of Voting Shares of the Corporation Beneficially Owned by such Person immediately prior to the Record Time by more than 2% of the then issued and outstanding Voting Shares of the Corporation;

          provided, however, that this exception shall not be, and shall cease to be, applicable to a Grandfathered Person in the event that a Grandfathered Person shall, after the Record Time, become the Beneficial Owner of additional Voting Shares of the Corporation constituting more than 2% of the Voting Shares of the Corporation then outstanding other than pursuant to Permitted Bid Acquisitions or through Exempt Acquisitions or Pro Rata Acquisitions; provided further, however, that such Grandfathered Person shall not become an Acquiring Person as a result of an acquisition or redemption of Voting Shares of the Corporation by the Corporation or a Subsidiary of the Corporation; and provided further that, in the event that this exception shall cease to be applicable to a Grandfathered Person as aforesaid, such a Grandfathered Person shall be and shall be deemed to be an Acquiring Person as at and from the time that this exception shall not be so applicable.

     (b) For the purposes of determining whether a Person is entitled to make a Permitted Bid, a Person shall not be restricted from making a Permitted Bid under clause 1.1(9w)(iii) if such Person is, at the Record Time, the Beneficial Owner of more than 5% of the outstanding Voting Shares of the Corporation; provided, however, that this exception shall not be, and shall cease to be, applicable to any such Person in the event that such Person shall become, after the Record Time:

          (i) the Beneficial Owner of an additional 2% or more of the Voting Shares of the Corporation other than through Permitted Bid Acquisitions, Exempt Acquisitions or Pro Rata Acquisitions; or

          (ii) an Acquiring Person.

1.10 CALCULATION OF NUMBER AND PERCENTAGE OF BENEFICIAL OWNERSHIP OF OUTSTANDING VOTING SHARES

     For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares of the Corporation with respect to which a Person is or is deemed to be the Beneficial Owner, all Voting Shares of the Corporation as to which such Person is deemed the Beneficial Owner shall be deemed to be outstanding.

     The percentage of outstanding Voting Shares Beneficially Owned by any Person shall, for the purpose of this Agreement, be and be deemed to be the product determined by the formula:

                                 A
                           100 x -
                                 B

where:

     A = the number of votes for the election of all directors generally attaching to the outstanding Voting Shares Beneficially Owned by such Person; and

     B = the number of votes for the election of all directors generally attaching to all outstanding Voting Shares.

     Where any Person is deemed to Beneficially Own unissued Voting Shares, such Voting Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Voting Shares Beneficially Owned by such Person.

                                    ARTICLE 2
                                   THE RIGHTS

2.1  LEGEND ON CERTIFICATES

     Certificates for Common Shares issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall evidence one Right for each Common Share represented thereby and, at the option of the Board of Directors, may have impressed on, printed on, written on or otherwise affixed to them the following legend:

     Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Protection Rights Plan Agreement, dated as of the 18th day of December, 1996, (the "Rights Agreement"), between Solucorp Industries Ltd. (the "Corporation") and CIBC Mellon Trust Company, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which may be inspected during normal business hours at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, terminated, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as is practicable after the receipt of a written request therefor.

     Certificates representing Common Shares that are issued and outstanding at and after the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2  EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

     (a) The Rights Certificates shall be executed on behalf of the Corporation by any of the Chairman of the Board, the President or any Vice-President (including any Senior Vice-President), together with any other of such persons or together with any one of the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, under the corporate seal of the Corporation or otherwise. The signature of any of the officers of the Corporation on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

     (b) Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to subsection 3.1(d). No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

     (c) Each Rights Certificate shall be dated the date of the countersignature thereof.

2.3  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE

     (a) The Corporation will cause to be kept a register (the "Rights Register") in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed the "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of subsection
(c) of this Section 2.3, the Corporation will execute, and the Rights Agent will manually countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

     (b) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

     (c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.3, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

2.4  MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

     (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall manually countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as the Rights Certificate so surrendered.

     (b) If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

          (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate; and

          (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless,

then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

     (c) As a condition to the issuance of any new Rights Certificate under this
Section 2.4, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) in connection therewith.

     (d) Every new Rights Certificate issued pursuant to this Section 2.4 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued by the Corporation.

2.5  PERSONS DEEMED OWNERS OF RIGHTS

     Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Shares).

2.6  DELIVERY AND CANCELLATION OF CERTIFICATES

     All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder that the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.6, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation.

2.7  AGREEMENT OF RIGHTS HOLDERS

     Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

     (a) to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of the Rights held;

     (b) that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the Share representing such Right;

     (c) that after the Separation Time, the Rights Certificates will be transferable only upon registration of the transfer on the Rights Register as provided herein;

     (d) that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

     (e) that such holder of Rights have waived his right to receive any fractional Right or any fractional Shares upon exercise of a Right (except as provided herein); and

     (f) that without the approval of any holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time pursuant to and as provided herein.

2.8  RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER

     No holder, as such, of any Right or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever the holder of any Share that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the holder of any Right or Rights Certificate, as such, any of the rights, titles, benefits or privileges of a shareholder of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of any Shares at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any shareholder of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by any Rights Certificate shall have been duly exercised in accordance with the terms and provisions hereof.

                                    ARTICLE 3
                             EXERCISE OF THE RIGHTS

3.1  INITIAL EXERCISE PRICE; EXERCISE OF RIGHTS; DETACHMENT OF RIGHTS

     (a) Subject to adjustment as herein set forth, from and after the Separation Time and prior to the Expiration Time, each Right will entitle the holder thereof to purchase one Common Share for the Exercise Price (which Exercise Price and number of Shares are subject to adjustment as set forth below).

     (b) Until the Separation Time:

          (i) the Rights shall not be exercisable and no Right may be exercised; and

          (ii) for administrative purposes, each Right will be evidenced by the certificate for the associated Share and will be transferable only together with, and will be transferred by a transfer of, such associated Share.

     (c) From and after the Separation Time and prior to the Expiration Time:

          (i)  the Rights shall be exercisable; and

          (ii) the registration and transfer of the Rights shall be separate from and independent of Common Shares.

     (d) Promptly following the Separation Time, the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time (other than an Acquiring Person and other than, in respect of any Rights Beneficially Owned by such Acquiring Person that are not held of record by such Acquiring Person, the holder of Record of such Rights (a "Nominee")), at such holder's address as shown by the records of the Corporation (and the Corporation hereby agrees to furnish copies of such records to the Rights Agent for this purpose):

          (i) Rights Certificates representing the number of Rights held by such holder at the Separation Time in substantially the form of Exhibit A hereto, appropriately completed and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule, regulation or judicial or administrative order or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

          (ii) a disclosure statement describing the Rights;

provided that a Nominee shall be sent the materials provided for in subclauses 3.1(d)(i) and 3.1(d)(ii) only in respect of all Common Shares held of record by it that are not Beneficially Owned by an Acquiring Person.

     (e) Rights may be exercised in whole or in part on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights together with:

          (i)   the Rights Certificate evidencing such Rights;

          (ii) an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent;

          (iii) payment in cash, or by certified cheque, banker's draft or money order payable to the order of the Corporation, of a sum equal to the applicable Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for the relevant Shares in a name other than that of the holder of the Rights being exercised.

     (f) Upon receipt of the Rights Certificate that is accompanied by:

          (i) a completed Election to Exercise that does not indicate that such Right is null and void as provided by subsection 4.1(b); and

          (ii)  payment as set forth in subsection 3.1(e),

the Rights Agent (unless otherwise instructed by the Corporation) will thereupon promptly:

          (iii) requisition from a transfer agent for the relevant Shares, certificates representing the number of such Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agents to comply with all such requisitions);

          (iv) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Shares;

          (v) after receipt of such certificate, deliver the same to or to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and

          (vi) when appropriate, after receipt, deliver such cash to or to the order of the registered holder of the Rights Certificate.

     (g) In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

     (h) The Corporation covenants and agrees that it will:

          (i) take all such action as may be necessary and within its power to ensure that all Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates representing such Shares (subject to payment of the Exercise Price), be duly and validly authorized, issued and delivered as fully paid and non-assessable;

          (ii) take all such action as may be necessary and within its power to comply with any applicable requirements of the Securities Act (British Columbia) or comparable legislation of each of the other provinces of Canada and the 1933 Securities Act or the 1934 Exchange Act, and the rules and regulations thereunder or any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Shares upon exercise of Rights;

          (iii) use reasonable efforts to cause all Shares issued upon exercise of Rights to be listed on the principal exchanges on which the Shares of such class or series were traded prior to the Stock Acquisition Date;

          (iv) cause to be reserved and kept available out of its authorized and unissued Shares, the number of Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

          (v) pay when due and payable any and all federal and provincial transfer taxes (for greater certainty, not including any income taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) that may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Shares in a name other than that of the holder of the Rights being transferred or exercised.

3.2 ADJUSTMENTS TO EXERCISE PRICES; NUMBER OF RIGHTS

     The Exercise Price, the number and kind of Shares subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 3.2.

     (a) In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

          (i) declare or pay a dividend on the Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) other than pursuant to any optional stock dividend program,

          (ii) subdivide or change the outstanding Common Shares into a greater number of Common Shares,

          (iii) combine or change the outstanding Common Shares into a smaller number of Common Shares, or

          (iv) issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares) in respect of, in lieu of or in exchange for existing Common Shares, except as otherwise provided in this Section 3.2, the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or other change, and the number and kind of Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the applicable Exercise Price then in effect, the aggregate number and kind of Shares or other securities, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Share transfer books of the Corporation were open, he would have been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 3.2 and Section 4.1, the adjustment provided for in this Section 3.2 shall be in addition to, and shall be made prior to, any adjustment required pursuant to this Section 4.1.

     (b) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Common Shares (or shares having the same rights, privileges and preferences as Common Shares ("Equivalent Common Shares")) or securities convertible into Common Shares or Equivalent Common Shares at a price per Common Share or per Equivalent Common Share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Common Shares) less than the Market Price per Common Share on such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

          (i) the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares (and/or Equivalent Common Shares) so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price per Common Share; and

          (ii) the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or Equivalent Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible).

          In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not so issued, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

     (c) In case the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation) of evidences of indebtedness, cash (other than a dividend paid in the ordinary course or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), assets or subscription rights or warrants (excluding those referred to in subsection 3.2(b)), the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in respect of the Rights in effect immediately prior to such record date by a fraction:

          (i) the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) on a per share basis, of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to the Common Share; and

          (ii) the denominator of which shall be such Market Price per Common Share.

          Such adjustments shall be made successively whenever such a record date is fixed and, in the event that such distribution is not so made, the Exercise Price in respect of the Rights shall be adjusted to be the Exercise Price in respect of the Rights that would have been in effect if such record date had not been fixed.

     (d) Notwithstanding anything herein to the contrary, no adjustment in an Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price; provided, however, that any adjustments that by reason of this subsection 3.2(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.2 shall be made to the nearest cent or to the nearest ten-thousandth of a Share. Notwithstanding the first sentence of this subsection 3.2(d), any adjustment required by this Section 3.2 shall be made no later than the earlier of:

          (i) three years from the date of the transaction that mandates such adjustment; or

          (ii) the Termination Time.

     (e) If, as a result of an adjustment made pursuant to Section 4.1, the holder of any Right thereafter exercised shall become entitled to receive any shares other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Exercise Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as is practicable to the provisions with respect to the Common Shares contained in subsections 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.2(e),
          3.2(f), 3.2(g), and 3.2(h), and the provisions of this Agreement with respect to the Common Shares shall apply on like terms to any such other shares.

     (f) All Rights originally issued by the Corporation subsequent to any adjustment made to an Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the respective number of Common Shares, as the case may be, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustments as provided herein.

     (g) Unless the Corporation shall have exercised its election as provided in subsection 3.2(h), upon each adjustment of an Exercise Price as a result of the calculations made in subsections 3.2(b) and 3.2(c, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Common Shares (calculated to the nearest one ten-thousandth), obtained by:

          (i)  multiplying:

               (1) the number of such Shares covered by a Right immediately prior to this adjustment; by

               (2) the relevant Exercise Price in effect immediately prior to such adjustment of the relevant Exercise Price; and

          (ii) dividing the product so obtained by the relevant Exercise Price in effect immediately after such adjustment of the relevant Exercise Price.

     (h) The Corporation may elect on or after the date of any adjustment of an Exercise Price to adjust the number of Rights, in lieu of any adjustment in the number of Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number and kind of Shares for which such a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the relevant Exercise Price in effect immediately prior to adjustment of the relevant Exercise Price by the relevant Exercise Price in effect immediately after adjustment of the relevant Exercise Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, including the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the relevant Exercise Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this subsection 3.2(h), the Corporation shall, as promptly as is practicable, cause to be distributed to holders of record of Rights Certificates on such record date, Rights Certificates evidencing, subject to Section 6.5, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and may bear, at the option of the Corporation, the relevant adjusted Exercise Price and shall be registered in the names of holders of record of Rights Certificates on the record date specified in the public announcement.

     (i) Irrespective of any adjustment or change in an Exercise Price or the number of Shares issuable upon the exercise of the Rights, the rights Certificates theretofore and thereafter issued may continue to express the relevant Exercise Price per Share and the number of Shares that were expressed in the initial Rights Certificates issued hereunder.

     (j) In any case in which this Section 3.2 shall require that an adjustment in an Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, the issuance to the holder of any Right exercised after such record date of the number of Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the relevant Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

     (k) Notwithstanding anything in this Section 3.2 to the contrary, the Corporation shall be entitled to make such reductions in each Exercise Price, in addition to those adjustments expressly required by this
          Section 3.2, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any:

          (i)   consolidation or subdivision of Shares;

          (ii) issuance wholly for cash of any Shares at less than the applicable Market Price;

          (iii) issuance wholly for cash of any Common Shares or securities that by their terms are convertible into or exchangeable for Shares;

          (iv)  stock dividends; or

          (v)   issuance of rights, options or warrants referred to in this
                Section 3.2, hereafter made by the Corporation to holders of its Shares,

          shall not be taxable to such shareholders.

               (l) The Corporation covenants and agrees that, after the Separation Time, it will not, except as permitted by Section
                    6.1 or 6.7, take (or permit any Subsidiary of the Corporation to take) any action, if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

3.3  DATE ON WHICH EXERCISE IS EFFECTIVE

     Each Person in whose name any certificate for Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered (together with a duly completed Election to Exercise) and payment of the relevant Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the relevant Share transfer books of the Corporation are closed, such Person shall be deemed to have become the holder of record of such Shares on, and such certificate shall be dated, the next succeeding Business Day on which the relevant Share transfer books of the Corporation are open.

                                    ARTICLE 4
                            ADJUSTMENTS TO THE RIGHTS
                      IN THE EVENT OF CERTAIN TRANSACTIONS

4.1  FLIP-IN EVENT

     (a) Subject to subsection 4.1(b), Section 4.2, subsections 6.1(b) and 6.1(c), in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective on and after the Stock Acquisition Date, the right to purchase from the Corporation, upon payment of the relevant Exercise Price and otherwise exercising such Right in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the relevant Exercise Price for an amount in cash equal to the relevant Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustments provided for in Section 3.2 upon each occurrence after the Stock Acquisition Date of any event analogous to any of the events described in Section 3.2).

     (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are Beneficially Owned by:

          (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or

          (ii) a transferee or other successor in title directly or indirectly (a "Transferee") of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) who becomes a Transferee concurrently with or subsequent to the Acquiring Person becoming an Acquiring Person, shall become null and void without any further action, and any holder of such Rights (including any Transferee) shall not have any right whatsoever to exercise such Rights under any provision of this Agreement and shall not have thereafter any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

     (c) In the event that there shall not be sufficient Shares authorized for issuance to permit the exercise in full of the rights in accordance with this
Section 4.1, the Corporation shall take all such action as may be necessary to authorize additional Shares for issuance upon the exercise of the Rights.

     (d) Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either paragraphs 4.1(b)(i) or 4.1(b)(ii) of subsection 4.1(b) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

     "The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person or a Transferee (as such terms are defined in the Rights Agreement) or acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in subsection 4.1(b) of the Rights Agreement"

provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof or acting jointly or in concert with any of them.

     (e) From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 4.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Securities Act (British Columbia) or comparable legislation in each of the other provinces of Canada and the 1933 Securities Act or the 1934 Exchange Act, and the rules and regulations thereunder in respect of the issue of Shares upon the exercise of Rights in accordance with this Agreement.

4.2 EXCHANGE OPTION

     (a) In the event that the Board of Directors, acting in good faith, shall determine that conditions exist that would eliminate or otherwise materially diminish in any respect the benefits intended to be afforded to the holders of Rights pursuant to this Agreement, the Board of Directors may, at its option and without seeking the approval of holders of Shares or Rights, at any time after a Flip-in Event has occurred, authorize the Corporation to issue or deliver in respect of each Right that is not void pursuant to subsection 4.1(b), either:

          (i) in return for the applicable Exercise Price and the Right, debt or equity securities or assets (or a combination thereof) having a value equal to twice the applicable Exercise Price; or

          (ii) in return for the Right, subject to any amounts that may be required to be paid under applicable law, debt or equity securities or assets (or a combination thereof) having a value equal to the value of the Right, in full and final settlement of all rights attaching to the Rights, where in either case the value of such debt or equity securities or other assets (or a combination thereof) and, in the case of clause , the value of the Right, shall be determined by the Board of Directors, which may rely upon the advice of a nationally or internationally recognized firm of investment dealers or investment bankers selected by the Board of Directors.

     (b) If the Board of Directors authorizes the exchange of debt or equity securities or assets for Rights pursuant to subsection 4.2(a), the right to exercise the Rights will terminate without any further action or notice and the only right thereafter of a holder of Rights shall be to receive the debt or equity securities or assets in accordance with the exchange formula authorized by the Board of Directors. Within 10 Business Days after the Board of Directors has authorized the exchange of debt or equity securities or assets for Rights pursuant to subsection 4.2(a), the Corporation shall give notice of exchange to the holders of such Rights by mailing such notice to all such holders at their last addresses as they appear upon the register of Rights holders maintained by the Rights Agent. Each such notice of exchange will state the method by which the exchange of debt or equity securities or assets for Rights will be effected.

                                    ARTICLE 5
                                THE RIGHTS AGENT

5.1  GENERAL

     (a) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more Co-Rights Agents as it may deem necessary or desirable. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and Co-Rights Agents shall be as the Corporation may determine. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expense of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and where necessary, verified or acknowledged, by the proper Person or Persons.

     (c) The Corporation covenants that it will pay to the Rights Agent from time to time reasonable remuneration for its services hereunder and will pay to or reimburse the Rights Agent upon its request for all reasonable expenses, disbursements and advances made or incurred by the Rights Agent in the administration or execution of the trusts hereby created (including reasonable compensation and disbursements of its legal counsel and all other advisers and assistants not regularly in its employ) both before and after any default hereunder until all of the duties of the Rights Agent hereunder have been fully and finally performed.

5.2  MERGER OR AMALGAMATION OR CHANGE OF NAME OF RIGHTS AGENT

     (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 5.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such rights Certificates so countersigned; and in case at that time any of the rights Certificates have not been countersigned, any successor Rights Agent may countersign such rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered,the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

5.3  DUTIES OF RIGHTS AGENT

     The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation) and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion;

     (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, the President or any Vice-

          President and by the Treasurer or any Assistant-Treasurer or the Secretary or any Assistant-Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

     (c) the Rights Agent will be liable hereunder only for its own negligence, bad faith or wilful misconduct;

     (d) the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same,but all such statements and recitals are and will be deemed to have been made by the Corporation only;

     (e) the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Share Certificate or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to subsection 4.1(b)) or any adjustment required under the provisions of Section 3.2 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 3.2 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Shares to be issued pursuant to this Agreement or any Rights or as to whether any Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

     (f) the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

     (g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Person believed by the Rights Agent to be the Chairman of the Board, the President, any Vice-President or the Secretary or any Assistant-Secretary or the Treasurer or any Assistant-Treasurer of the Corporation, and to apply to such Persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Person;

     (h) the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

     (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

5.4  CHANGE OF RIGHTS AGENT

     The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing (or such lesser notice as is acceptable to the Corporation) mailed to the Corporation and to each transfer agent of Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 6.9. The Corporation may remove the Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent and to each transfer agent of the Shares by registered or certified mail, and to the holders of the Rights in accordance with Section 6.9. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance,conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor

Rights Agent and each transfer agent of the Shares, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 5.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1  REDEMPTION AND WAIVER

     (a) The Board of Directors may, at its option, at any time prior to the occurrence of a Flip-in Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted in a manner analogous to the applicable adjustment provided for in
Section 3.2, if an event of the type analogous to any of the events described in Section shall have occurred (such redemption price being herein referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

     (b) The Board of Directors may, until the occurrence of a Flip-in Event upon written notice delivered to the Rights Agent, determine to waive the application of Section 4.1.

     (c) Notwithstanding the provisions of subsection 6.1(b) hereof, the Board of Directors of the Corporation may waive the application of Section 4.1 in respect of any Flip-in Event, provided that both of the following conditions are satisfied:

          (i) the Board of Directors has determined, within 14 days of the date on which the Board of Directors learns of such Flip-in Event, that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person; and

          (ii) such Person has, within 14 days after such determination or such earlier or later period as the Board of Directors may determine, reduced its Beneficial Ownership of Voting Shares such that at the time of the granting of a waiver pursuant to this subsection 6.1(c) such Person is no longer an Acquiring Person;

and, in the event of any such waiver, for the purposes of this Agreement, such Flip-in Event shall be deemed not to have occurred and the Separation Time shall be deemed not to have occurred as a result of such Person having inadvertently become an Acquiring Person.

     (d) In the event that a Person makes a Permitted Bid that, within 120 days after the date of the Permitted Bid, has been accepted by the holders of not less than 90% of the then outstanding Common Shares, other than the Shares held at the date of the Permitted Bid by or on behalf of the Offeror or an Affiliate or Associate of the Offeror, then the Board of Directors shall, immediately upon the consummation of such acquisition, without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

     (e) If the Board of Directors elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

     (f) Within 10 days after the Board of Directors electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Transfer Agent for the Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Corporation may not redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 6.1, and other than in connection with the purchase of Shares prior to the Separation Time.

6.2  EXPIRATION

     No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in
Section 5.1.

6.3  SHAREHOLDER REVIEW

     At the first annual meeting of shareholders of the Corporation following the fifth anniversary of the date of this Agreement, provided that a Flip-in Event has not occurred prior to such time, the Board of Directors shall submit a resolution to the holders of voting Shares of the Corporation for their consideration and, if thought advisable, approval, ratifying the continued existence of the Rights. If a majority of the votes cast on such resolution are voted against the continued existence of the Rights then the Board of Directors shall, immediately upon the confirmation by the Chairman of such shareholders' meeting of the result of the vote on such resolution, without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

6.4  ISSUANCE OF NEW RIGHTS CERTIFICATE

     Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

6.5  FRACTIONAL RIGHTS AND FRACTIONAL SHARES

     (a) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Right would otherwise be issuable, an amount in cash equal to the same fraction of the Market Price of a whole Right.

     (b) The Corporation shall not be required to issue fractions of Shares upon exercise of the Rights or to distribute certificates that evidence fractional Shares. In lieu of issuing fractional Shares, the Corporation shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of a whole Share.

6.6  SUPPLEMENTS AND AMENDMENTS

     The Corporation may from time to time supplement or amend this Agreement without the approval of any holders of Shares or Rights:

     (a) to make any changes, which the Board of Directors acting in good faith may deem necessary or desirable, including to give effect to any reclassification of the Shares into other shares of the Corporation, provided that no such supplement or amendment made on or after the Stock Acquisition Date shall materially adversely affect the interests of the holders of Rights generally and provided further that no such supplement or amendment shall be made to the provisions of Article 5 except with the written concurrence of the Rights Agent to such supplement or amendment; and

     (b) in order to cure any ambiguity or to correct or supplement any provision contained herein that may be inconsistent with any other provisions herein or otherwise defective.

6.7  RIGHTS OF ACTION

     Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights; and any holder of any Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against, actual or threatened violations of, the obligations of any Person subject to this Agreement.

6.8  NOTICE OF PROPOSED ACTIONS

     In case the Corporation shall propose after the Separation Time and prior to the Expiration Time:

     (a) to effect or permit (in cases where the Corporation's permission is required) any Flip-in Event; or

     (b) to effect the liquidation, dissolution or winding-up of the Corporation or the sale of all or substantially all of the Corporation's assets,

then, in each such case, the Corporation shall give to each holder of a Right, in accordance with Section 6.9, a notice of such proposed action, which shall specify the date on which such Flip-in Event, liquidation, dissolution or winding-up is to take place, and such notice shall be so given at least 20 Business Days prior to the date of taking such proposed action.

6.9  NOTICES

     Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Solucorp Industries Ltd.
                  250 West Nyack Road
                  West Nyack, New York 10994
                  U.S.A.

                  Attention:  Mr. Jim Spartz

Any notice or demand authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

                  CIBC Mellon Trust Company
                  P.O. Box 1900
                  Mall Level, 1177 West Hastings Street
                  Vancouver, BC
                  V6E 2K9

                  Attention:  Manager, Corporate Trust Services

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

6.10 COSTS OF ENFORCEMENT

     The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder in actions to enforce his rights pursuant to any Rights or this Agreement.

6.11 SUCCESSORS

     All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

6.12 BENEFITS OF THIS AGREEMENT

     Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

6.13 GOVERNING LAW

     This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of British Columbia and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

6.14 COUNTERPARTS

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6.15 SEVERABILITY

     If any section, subsection, clause, subclause, term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such section, subsection, clause, subclause, term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining sections subsections, clauses, subclauses, terms and provisions hereof or the application of such section, subsection, clause, subclause, term or provision to circumstances other than those as to which it is held invalid or unenforceable.

6.16 EFFECTIVE DATE

     This Agreement is in full force and effect in accordance with its terms from the date hereof.

6.17 DETERMINATION AND ACTIONS BY THE BOARD OF DIRECTORS

     The Board of Directors shall have the exclusive power and authority to administer and amend this Agreement in accordance with the terms hereof and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to:

     (a)  interpret the provisions of this Agreement; and

     (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to terminate or not to terminate the Rights or to amend the Agreement in accordance with the terms hereof).

All such actions, calculations, interpretations and determinations (including, for purposes of subsection 6.17(c) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors, in good faith, shall:

     (c) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights Certificates and all other parties; and

     (d) not subject the Board of Directors to any liability to the holders of the Rights Certificates.

6.18 SUCCESSOR CORPORATIONS

     The Corporation shall not consummate or permit or suffer to occur any consolidation, amalgamation, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation (the "Successor Corporation") unless the Successor Corporation resulting from such consolidation, amalgamation, merger or transfer (if not the Corporation) shall expressly assume, by supplemental agreement in form satisfactory to the Rights Agent and executed and delivered to the Rights Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Corporation.

6.19 TIME OF THE ESSENCE

     Time shall be of the essence in this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SOLUCORP INDUSTRIES LTD.                     CIBP MELLON TRUST COMPANY

Per: /s/ NOT LEGIBLE                         Per: /s/ NOT LEGIBLE
     ---------------------------                  -----------------------------
     Authorized Signatory                         Authorized Signatory

Per: /s/ NOT LEGIBLE                         Per: /s/ NOT LEGIBLE
     ---------------------------                  -----------------------------
     Authorized Signatory                         Authorized Signatory

                                   EXHIBIT "A"

                          (Form of Rights Certificate)

Certificate No. ___________________                       _____________ Rights


THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 4.1(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM MAY BECOME VOID WITHOUT ANY FURTHER ACTION.


                               RIGHTS CERTIFICATE


     This certifies that _______________________________ , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Protection Rights Plan Agreement, dated as of the 18th day of December, 1996 (the "Rights Agreement") between Solucorp Industries Ltd., a corporation incorporated under the Company Act (British Columbia) (the "Corporation") and CIBC Mellon Trust Company, a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent"), which term shall include any successor Rights Agent under the Rights Agreement, to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the Expiration Time (as such term is defined in the Rights Agreement), one fully paid common share of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent at its principal office in the City of Vancouver. The Exercise Price shall initially be (Cdn.)$100 per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

     In certain circumstances described in the Rights Agreement, each Right evidenced hereby may entitle the registered holder thereof to purchase or receive securities of an entity other than the Corporation, assets, debt securities or shares in the capital stock of the Corporation other than Common Shares and more or fewer than one Common Share (or a combination thereof), all as provided in the Rights Agreement.

     This Rights Certificate is subject to all the terms, provisions and conditions of the Rights Agreement which terms and provisions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificate of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate is exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $.001 per Right, subject to adjustment in certain events, under certain circumstances at its option.

     No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby nor will Rights Certificates be issued for less than one whole Right. After the Separation Time, in lieu of issuing fractional Rights, a cash payment will be made as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate is not valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

     IN WITNESS WHEREOF SOLUCORP INDUSTRIES LTD. has caused this Rights Certificate to be signed by its duly authorized officers as of the _____ day of __________________, 19______.


SOLUCORP INDUSTRIES LTD.


Per: ______________________                      Per: ______________________
     Authorized Signatory                              Authorized Signatory


Countersigned:  (By Rights Agent)

CIBC MELLON TRUST COMPANY


By: _______________________
     Authorized Signatory

                         (Form of Election To Exercise)

                              ELECTION TO EXERCISE

TO:  CIBC Mellon Trust Company
     P.O. Box 1900
     Mall Level, 1177 West Hastings Street
     Vancouver, B.C.
     V6E 2K9

The undersigned hereby irrevocably elects to exercise __________________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

      __________________________________________________________________

      ___________________________________________________________________

      ___________________________________________________________________
                                     Address

      ___________________________________________________________________
                   Social Insurance, Social Security or Other
                         Taxpayer Identification Number

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

      ___________________________________________________________________

      ___________________________________________________________________

      ___________________________________________________________________
                                     Address

      ___________________________________________________________________
                   Social Insurance, Social Security or Other
                         Taxpayer Identification Number

Dated:  ___________________      ________________________________________
                                 Signature

Signature Guaranteed:            (Signature must correspond to name as written
                                 upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States.

******************************************************************************

                            (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                _________________________________________
                                Signature

******************************************************************************


                                     NOTICE

In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof.